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                                                                      EXHIBIT 99
[LOGO]  ARTESYN(R)
        TECHNOLOGIES                                          NEWS RELEASE
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For Immediate Release


Company Contacts:
Richard Leland
Director, Investor Relations
(561) 451-1028


           ARTESYN APPOINTS ERNST & YOUNG LLP AS INDEPENDENT AUDITOR
                                _______________

BOCA RATON, Fla. - May 13, 2002 - The Artesyn Technologies, Inc. (NASDAQ NM:ATSN) board of directors has appointed Ernst & Young LLP to replace Arthur Andersen LLP as the company's independent public accountant.

The decision to appoint Ernst & Young was made after management and the Audit Committee of the board of directors conducted a thorough evaluation of proposals from a number of public accounting firms.

Artesyn said the decision to change auditors was not the result of any disagreement between the company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The company has valued the relationship with Arthur Andersen and their high quality service and professionalism over the past 11 years.

Artesyn Technologies, Inc., headquartered in Boca Raton, Fla, is a leading provider of advanced power conversion equipment and real-time subsystems to the communications industry. With one of the broadest portfolios of power products available, Artesyn offers customers a wide range of high efficiency AC/DC power supplies, as well as advanced DC/DC and Point-of-Load converters for distributed power architectures. Artesyn's line of WAN interfaces, CPU boards, DSP solutions and protocol stacks are also at work in many of today's leading Teledatacom networks. For more information about Artesyn Technologies and its products, please visit the company's web site at http://www.artesyn.com.
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